                            SCHEDULE 14A INFORMATION

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                               CRITICAL PATH, INC.
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

[CRITICAL PATH LOGO]

Critical Path, Inc.
350 The Embarcadero
San Francisco, California 94105-1204

June 24, 2002

To the Shareholders,

     The enclosed 2001 Critical Path Annual Report was printed prior to the recent changes on our Board of Directors. In order to provide shareholders with a proxy statement that incorporates these changes, we moved our meeting date from June 5 to July 23.

     Accordingly, please note that the annual meeting date and venue are now as follows:

     The 2002 Annual Meeting of Shareholders will be held:

     July 23, 2002 at 10:00 am PST
     Hyatt Regency San Francisco Hotel
     5 Embarcadero Center
     San Francisco, CA 94111
     RSVP to ir@cp.net or 415-541-2515

     We apologize for any confusion and please feel free to contact Critical Path's investor relations department if you have any questions at 415-541-2515.

                                          Thank you,

                                          /s/ WILLIAM E. MCGLASHAN, JR.
                                          William E. McGlashan, Jr.
                                          Chairman and Chief Executive Officer

                  CRITICAL PATH APPOINTS CEO WILLIAM MCGLASHAN
                 CHAIRMAN OF THE BOARD, NOMINATES NEW DIRECTOR

       Former Mannessman AG Chairman Klaus Esser Nominated to Join Board
                  of Global Leader in Internet Communications

SAN FRANCISCO (JUNE 25, 2002) -- Critical Path, Inc. (Nasdaq: CPTH) today announced that Chief Executive Officer William E. McGlashan, Jr., has been named chairman of the board of directors. The Company also announced that Klaus Esser, a general partner at private equity firm General Atlantic Partners, and former chairman of German telecommunications giant Mannessman AG, has been nominated to serve on its board of directors.

     Mr. Esser will stand for election at the upcoming Annual Meeting of Shareholders to be held on July 23, 2002 at 10 a.m. at a new location, The Hyatt Regency San Francisco at 5 Embarcadero Center, San Francisco, California.

     Mr. McGlashan, 38, a veteran executive from both the corporate world and private equity industry, joined the board of Critical Path in April 2001. He was named chief executive officer in January of this year after helping to lead the company to financial stability. He previously served as the Company's interim president and chief operating officer.

     "Bill was the driving force behind the Critical Path turnaround, and he remains the driving force behind a solid management team that is executing well on all fronts," said Raul Fernandez, CEO of Dimension Data North America, and a Critical Path director. "Bill possesses the leadership and vision necessary to build upon Critical Path's solid technology and customer base to create a truly substantial global company."

     Prior to joining Critical Path, Mr. McGlashan served as chief executive of technology investment firm Vectis Group LLC, and as a venture partner at Whitney & Co. He also co-founded and served as president of Pharmanex, was co-founder and CEO of Generation Ventures. Bill is also a Bain Capital and Information Partners alumni. He earned a Bachelor of Arts degree in history at Yale University and a master's degree in business administration from the Stanford Graduate School of Business.

     "I'm honored the board has appointed me to serve as Critical Path's chairman," said McGlashan, "and I'm also delighted to add to the board a very talented and experienced leader with extremely relevant business experience."

     "Klaus Esser has tremendous expertise in the communications industry and in the European and international corporate markets," said McGlashan. "He provides a unique understanding of the vital role technology plays in global corporations."

     An expert on the communications industry, Mr. Esser leads investment activity in Germany for General Atlantic Partners, the global private equity firm and a Critical Path investor. He was formerly at Mannessman AG for 23 years, most recently as chairman of the executive board. Mr. Esser is currently chairman of the board of Apollis AG, a developer of mobile applications and services, and is a director of GWI AG, a provider of software solutions for hospitals. He is a graduate of the Sloan School of Management at the Massachusetts Institute of Technology and the LMU law school in Munich.

     "Internet communications applications, specifically messaging solutions, are becoming increasing relevant to carriers and service providers as they seek to drive revenues globally," said Mr. Esser. "With its current installed base of market-leading carriers and service providers, Critical Path is well-positioned to take advantage of this trend."

     In addition to Messrs. McGlashan and Fernandez, other members of the Board are: William E. Ford, a general partner of General Atlantic Partners LLC, a private equity firm that focuses on investing in global information technology and telecommunications businesses, and Jeffrey T. Webber, founder and president of R.B. Webber & Company, which provides strategic planning and consulting services to high technology companies in Silicon Valley.

   Critical Path Appoints CEO William McGlashan Chairman of the Board, Nominates
                                                                 New Director/ 2

ABOUT CRITICAL PATH, INC.

Critical Path, Inc. (Nasdaq: CPTH) delivers software and services that maximize the value of Internet communications. The company provides messaging and collaboration solutions -- from wireless, secure and unified messaging to basic email and personal information management -- as well as identity management solutions that simplify user profile management and strengthen information security. The standards-based Critical Path Communications Platform, built to perform reliably at the scale of public networks, delivers the industry's lowest total cost of ownership for messaging solutions and lays a solid foundation for next-generation communications services. Critical Path's customers include more than 700 enterprises, 190 carriers and service providers, eight national postal authorities and 35 government agencies. Critical Path is headquartered in San Francisco with offices throughout North America, Europe, Asia and Latin America. More information on Critical Path can be found at www.cp.net

                                     # # #

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders.

CONTACT INFORMATION:

For Reporters:                             For Financial Analysts:
Critical Path                              Investor Relations
Shane Dolgin                               Mike Bishop
415-541-2661                               415-541-2619
shane.dolgin@cp.net                        Mike.bishop@p.net